[LOGO]                                                              NEWS RELEASE
================================================================================

FOR:                                                  FROM:
Tasty Baking Company                                  Gregory FCA Communications
For More Information:                                 For More Information:
John M. Pettine, Executive Vice President             Mary Borneman
David S. Marberger, Chief Financial Officer           610-642-8253
215-221-8500                                          mary@gregoryfca.com



                   TASTY BAKING COMPANY REPORTS FOURTH QUARTER
                              AND YEAR END RESULTS


          Philadelphia, Pennsylvania, February 12, 2003 - Tasty Baking Company (NYSE:TBC), today announced financial results for the fourth quarter and fifty-two weeks ended December 28, 2002.

          For the thirteen weeks ended December 28, 2002, the Company reported a net loss of $5,993,000 or $0.74 per diluted share, which compares to net income of $652,000 or $0.08 per diluted for the comparable period in 2001. The fourth quarter 2002 results were impacted by a restructure charge of $4,936,000 ($2,964,000 after-tax or $0.36 per diluted share) pertaining to the closure of the Company's remaining twelve thrift stores and the arrangements made with the senior executives who departed the Company in the fourth quarter 2002. In addition, the Company also recorded additional pension expense in the amount of $4,656,000 ($2,796,000 after-tax or $0.34 per diluted share) in connection with the Company's method of immediately recognizing gains and losses that fall outside the pension corridor. The fourth quarter 2001 results were impacted by a restructure charge of $1,728,000 ($1,038,000 after-tax or $0.13 per diluted share), which related to the closure of the Company's Dutch Mill Baking Company facility and two thrift stores.

          For the fifty-two weeks ended December 28, 2002, the Company reported a net loss of $4,341,000 or $0.54 per diluted share, which compares to net income of $6,320,000 or $0.78 per diluted share. The results for the fifty-two weeks ended December 28, 2002 and December 29, 2001 were impacted by the previously mentioned special charges. In addition, the results for the fifty-two weeks ended December 28, 2002 were impacted by a restructure charge of $1,405,000 ($843,000 after-tax or $0.10 per diluted share) in the second quarter of 2002, which primarily related to the closure of six thrift stores and severance charges relating to the elimination of certain manufacturing and administrative positions.

          For the fourth quarter, gross sales were $62.2 million, compared to $60.6 million for the same period last year. Gross sales, less discounts and allowances, resulted in net sales of $39.5 million, compared with $39.3 million reported in the same period last year.

          For the fifty-two weeks ended December 28, 2002, gross sales were $255.5 million compared with $255.3 million last year. Gross sales, less discounts and allowances, resulted in net sales of $162.3 million compared with $165.6 million for the same period last year.

          Charles P. Pizzi, President and Chief Executive Officer, said, "The fourth quarter and full year results were in line with the update the Company provided on December 30, 2002. In addition to the special charges, the fourth quarter results were negatively impacted by increased promotional spending and a shift in our sales and product mix. These factors caused a decline in our margins and the resulting loss in profitability."

          Mr. Pizzi continued, "Since I started on October 7, 2002, the management team has moved aggressively to eliminate unprofitable business, restructure the organization, announce a new senior executive team, and develop a strategic plan framework to drive the Company to more profitable growth in the future. We will be presenting the strategic plan framework and initiatives in early April."

          Tasty Baking Company will be hosting a telephone conference call at 9:00 a.m. EST on Wednesday, February 12, 2003, to discuss further its quarterly results. This conference call simultaneously will be broadcast over the Internet at http://www.tastykake.com and can be accessed under the subheading, "Corporate Information".

          Tasty Baking Company operates two bakeries in the mid-Atlantic region and distributes its products under the Tastykake brand name.




                                      # # #

Except for historical information contained herein, the matters discussed are forward-looking statements (as such term is defined in the Securities Act of 1933, as amended) and because such statements include risks and uncertainties, actual results may differ materially from those forward-looking statements. Factors that may cause actual results to differ from the forward-looking statements in this release include, but are not limited to, changes in general economic and business conditions and other factors described in the Company's filings with the Securities and Exchange Commission.

                      TASTY BAKING COMPANY AND SUBSIDIARIES
                  CONSOLIDATED HIGHLIGHTS OF OPERATING RESULTS
                                   (UNAUDITED)

                                                          13 WEEKS ENDED                   52 WEEKS ENDED
                                                  ------------------------------    ------------------------------
                                                    12/28/2002     12/29/2001(a)     12/28/2002      12/29/2001(a)
                                                    ----------     -------------     ----------      -------------
Gross                                             $  62,195,090    $  60,628,349    $ 255,503,818    $ 255,335,587
Less discounts and allowances                       (22,659,005)     (21,308,768)     (93,240,612)     (89,761,443)
                                                  -------------    -------------    -------------    -------------
Net sales                                            39,536,085       39,319,581      162,263,206      165,574,144
                                                  -------------    -------------    -------------    -------------

Cost of sales(b)                                     29,681,215       24,021,501      110,992,357      103,297,040
Depreciation                                          1,546,945        1,938,552        6,807,369        7,203,688
Operating expenses (b)                               13,897,803       10,644,824       46,135,570       43,337,653
Restructure charge (c)                                4,935,810        1,727,844        6,340,810        1,727,844
Interest expense and other (income), net                (46,042)         (16,041)         (99,298)         (86,829)
                                                  -------------    -------------    -------------    -------------
                                                     50,015,731       38,316,680      170,176,808      155,479,396
                                                  -------------    -------------    -------------    -------------

Income (loss) before provision for income taxes     (10,479,646)       1,002,901       (7,913,602)      10,094,748
(Provision) benefit for income taxes                  4,486,463         (350,759)       3,572,873       (3,774,546)
                                                  -------------    -------------    -------------    -------------

Net income (loss)                                 $  (5,993,183)   $     652,142    $  (4,340,729)   $   6,320,202
                                                  =============    =============    =============    =============

Average number of shares outstanding:   Basic         8,101,733        8,051,146        8,074,902        7,998,222
                                        Diluted       8,102,652        8,185,030        8,159,150        8,139,765
PER SHARE OF COMMON STOCK:

       Net income (loss) :              Basic            ($0.74)           $0.08           ($0.54)           $0.79
                                                          =====            =====            =====            =====
                                        Diluted          ($0.74)           $0.08           ($0.54)           $0.78
                                                          =====            =====            =====            =====
       Cash Dividend                                      $0.12            $0.12            $0.48            $0.48
                                                          =====            =====            =====            =====

(a) 2001 reclassified for comparative purposes to reflect the change in accounting for thrift stores and cooperative advertising.

(b) Includes additional pension expense of $4,656,000 ($2,796,000 after taxes or $.34 per diluted share) in connection with the Company's method of immediately recognizing gains and losses that fall outside the pension corridor. Of the gross additional expense $3,259,000 was included in cost of sales and $1,397,000 was included in operating expense.

(c) For the fourth quarter 2002, the restructure charge of $4,935,810 includes costs associated with the closure of the company's twelve remaining thrift stores and the arrangements made with the senior executives who departed the Company in the fourth quarter 2002. The after-tax impact of the charge was $2,964,447 or $.36 per diluted share.

     For the fourth quarter 2001, the restructure charge of $1,727,844 includes costs associated with the closure of the company's Dutch Mill Baking Company facility in October 2001 and two company thrift stores in December 2001. The after-tax impact of this charge was $1,037,744 or $.13 per diluted share.

     For the fifty-two weeks ended December 28, 2002, the restructure charge of $6,340,810 includes the fourth quarter restructure charge and the second quarter restructure charge of $1,405,000 ($843,000 after taxes or $.10 per diluted share) for costs associated with the closure of six thrift stores during the second quarter and severance charges related to the elimintation of certain manufacturing and administrative positions.